Exhibit 99.1
BEINSYNC LTD.
(A development stage company)
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
IN U.S. DOLLARS
INDEX

Page

Report of Independent Auditors	2

Consolidated Balance Sheet	3 - 4

Consolidated Statements of Operations	5

Statements of Changes in Shareholders’ Equity (Deficiency)	6 - 7

Consolidated Statements of Cash Flows	8

Notes to the Consolidated Financial Statements	9 - 26

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com/il
REPORT OF INDEPENDENT AUDITORS
To the Shareholders and Board of Directors of
BEINSYNC LTD.
(A development stage company)
     We have audited the accompanying consolidated balance sheet of BeInSync Ltd. (a development stage company) (“the Company”) as of December 31, 2007, and the related consolidated statements of operations, changes in shareholders’ equity (deficiency) and cash flows for the year ended December 31, 2007 and for the period from November 21, 2002 (date of inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2007, and the related consolidated results of its operations and cash flows for the year ended December 31, 2007 and for the period from November 21, 2002 (date of inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
July 10, 2008	A Member of Ernst & Young Global

BEINSYNC LTD.
(A development stage company)
CONSOLIDATED BALANCE SHEET
U.S. dollars in thousands

December 31,
2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$455
Trade receivables	23
Other accounts receivable and prepaid expenses (Note 3)	30

Total current assets	508

SEVERANCE PAY FUND	107

PROPERTY AND EQUIPMENT, NET (Note 4)	53

Total assets	$668

The accompanying notes are an integral part of the consolidated financial statements.

BEINSYNC LTD.
(A development stage company)
CONSOLIDATED BALANCE SHEET
U.S. dollars in thousands, except share and per share data

December 31,
2007
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Current maturities of long-term loan	$404
Trade payables	294
Deferred revenues	265
Other accounts payable and accrued expenses (Note 5)	376

Total current liabilities	1,339

LONG-TERM LIABILITIES:
Accrued severance pay	204

Total long-term liabilities	204

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)

CONVERTIBLE LOAN (Note 7)	1,568

SHAREHOLDERS’ EQUITY (DEFICIENCY) (Note 8):
Share capital -
Ordinary shares of NIS 0.01 par value — Authorized: 22,117,057 shares as of December 31, 2007; Issued and outstanding: 3,160,871 shares as of December 31, 2007	7
Series A convertible Preferred shares of NIS 0.01 par value — Authorized: 3,711,111 shares as of December 31, 2007; Issued and outstanding: 3,711,111 shares as of December 31, 2007	8
Series A-1 convertible Preferred shares of NIS 0.01 par value — Authorized: 170,273 shares as of December 31, 2007; Issued and outstanding: 170,273 shares as of December 31, 2007	*) —
Series B convertible Preferred shares of NIS 0.01 par value — Authorized: 5,118,499 shares as of December 1, 2007; Issued and outstanding: 4,899,760 shares as of December 31, 2007	11
Series C convertible Preferred shares of NIS 0.01 par value — Authorized: 3,883,060 shares as of December 1, 2007; Issued and outstanding: 3,200,325 shares as of December 31, 2007	7
Additional paid-in capital	8,158
Deficit accumulated during the development stage	(10,634)

Total shareholders’ equity (deficiency)	(2,443)

Total liabilities and shareholders’ equity (deficiency)	$668

*)	Represents an amount lower than $ 1.
The accompanying notes are an integral part of the consolidated financial statements.

BEINSYNC LTD.
(A development stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands

		From
		November 21,
		2002 (date of
		inception)
	Year ended	through
	December 31,	December 31,
	2007	2007
Revenues	$192	$374

Cost of revenues	130	272

Gross profit	62	102

Operating expenses:

Research and development	1,505	6,128

Selling and marketing	817	3,088

General and administrative	372	1,095

Total operating expenses	2,694	10,311

Operating loss	2,632	10,209

Financial expenses, net	122	425

Net loss	$2,754	$10,634

The accompanying notes are an integral part of the consolidated financial statements.

BEINSYNC LTD.
(A development stage company)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
U.S. dollars in thousands, except share and per share data

						Deficit
						accumulated	Total
			Convertible Preferred		Additional	during the	shareholders’
	Ordinary shares		shares		paid-in	development	equity
	Number	Amount	Number	Amount	capital	stage	(deficiency)
Balance as of November 21, 2002 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of Ordinary shares and Series “A” convertible Preferred shares of NIS 0.01 per share	3,000,000	7	2,000,000	4	889	—	900
Issuance of Series “A-1” convertible Preferred shares of NIS 0.01 per share, on December 31, 2003	—	—	170,273	1	161	—	162
Net loss	—	—	—	—	—	(969)	(969)

Balance as of December 31, 2003	3,000,000	7	2,170,273	5	1,050	(969)	93
Issuance of Series “B” convertible Preferred shares of NIS 0.01 per share, net, on December 15, 2004	—	—	3,645,654	8	2,406	—	2,414
Conversion of a convertible loan from shareholders into Series “A” convertible Preferred shares of NIS 0.01 per share , on December 17, 2004	—	—	1,711,111	4	766	—	770
Net loss	—	—	—	—	—	(1,735)	(1,735)

Balance as of December 31, 2004	3,000,000	7	7,527,038	17	4,222	(2,704)	1,542
Issuance of Ordinary shares upon exercise of share options to employees	7,498	*)—	—	—	—	—	*)—
Issuance of Series “B” convertible Preferred shares of NIS 0.01 per share, net, in October, 2005	—	—	1,254,106	2	853	—	855
Detachable warrant costs, issued in connection with loan facility	—	—	—	—	122	—	122
Net loss	—	—	—	—	—	(2,450)	(2,450)

Balance as of December 31, 2005	3,007,498	7	8,781,144	19	5,197	(5,154)	69

*)	Represents an amount lower than $ 1.
The accompanying notes are an integral part of the consolidated financial statements.

BEINSYNC LTD.
(A development stage company)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
U.S. dollars in thousands, except share and per share data

						Deficit
						accumulated	Total
			Convertible Preferred		Additional	during the	shareholders’
	Ordinary shares		shares		paid-in	development	equity
	Number	Amount	Number	Amount	capital	stage	(deficiency)
Balance as of January 1, 2006	3,007,498	7	8,781,144	19	5,197	(5,154)	69
Issuance of Ordinary shares upon exercise of share options to employees	81,814	*) —	—	—	—	—	*) —
Issuance of Series C convertible Preferred shares of NIS 0.01 per share, net, in July 2006	—	—	3,200,325	7	2,915	—	2,922
Stock-based compensation	—	—	—	—	6	—	6
Net loss	—	—	—	—	—	(2,726)	(2,726)

Balance as of December 31, 2006	3,089,312	7	11,981,469	26	8,118	(7,880)	271
Issuance of Ordinary shares upon exercise of share options to employees	71,559	*) —					*) —
Stock-based compensation	—	—	—	—	40		40
Net loss	—	—	—	—	—	(2,754)	(2,754)

Balance as of December 31, 2007	3,160,871	$7	11,981,469	$26	$8,158	$(10,634)	$(2,443)

*)	Represents an amount lower than $ 1.
The accompanying notes are an integral part of the consolidated financial statements.

BEINSYNC LTD.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

		From
		November 21,
		2002 (date of
		inception)
	Year ended	through
	December 31,	December 31,
	2007	2007

Cash flows from operating activities:
Net loss	$(2,754)	$(10,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	36	154
Amortization of deferred charge in respect of detachable warrant costs, issued in connection with loan facility	—	122
Decrease (increase) in trade receivables	(5)	(23)
Decrease (increase) in other accounts receivable and prepaid expenses and other asset	50	(30)
Increase in trade payables	69	294
Increase in severance pay, net	39	96
Increase in deferred revenues	149	265
Increase in other accounts payable and accrued expenses	49	345
Accrued interest from loan	68	75
Stock-based compensation, net	40	46

Net cash used in operating activities	(2,259)	(9,290)

Cash flows from investing activities:
Purchase of property and equipment	(24)	(207)

Net cash used in investing activities	(24)	(207)

Cash flows from financing activities:
Issuance of Ordinary shares upon exercise of share options to employees	*) -	*) -
Issuance of Series A convertible Preferred shares	—	1,670
Issuance of Series A-1 convertible Preferred shares	—	162
Issuance of Series B convertible Preferred shares, net	—	3,301
Issuance of Series C convertible Preferred shares, net	—	2,922
Proceeds from long-term loan	—	947
Repayment of long-term loan	(297)	(550)
Proceeds from convertible loan	1,500	1,500

Net cash provided by financing activities	1,203	9,952

Increase (decrease) in cash and cash equivalents	(1,080)	455
Cash and cash equivalents at the beginning of the period	1,535	—

Cash and cash equivalents at the end of the period	$455	$455

*)	Represents an amount lower than $ 1.
The accompanying notes are an integral part of the consolidated financial statements.

BEINSYNC LTD.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 1:- GENERAL
a.	BeInSync Ltd. (a development stage Company) (“the Company”) was established and commenced its operations on November 21, 2002. The Company is engaged in the development of technology for business users and mobile professionals. Its solutions aims to allow business users to increase their productivity by ensuring that their data is available and synchronized where and when they need it.

In July 2006, the Company incorporated a wholly-owned subsidiary in the U.K., BeInSync UK which is not an active subsidiary. BeInSync UK was incorporated as part of Series C Preferred share purchase agreement for the purpose of the funds transferred by the investors.

In November 2006, the Company incorporated a wholly-owned subsidiary in the United States BeInSync Inc. (“U.S subsidiary”), which is engaged primarily in sales and marketing services and became active during 2007.

b.	The Company is currently in the development stage. Since inception, the Company incurred an accumulated deficit of $ 10,634, and has incurred a loss in the amount of $ 2,754 for the year ended December 31, 2007. In April 2008, the Company was purchased by Phoenix Technologies Ltd (“Phoenix”, Nasdaq: PTEC) (see Note 11). Phoenix assured the Company’s ability to continue to operate by providing additional financial support.
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.
a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The Company’s management has determined the functional and reporting currency of the Company to be the U.S. dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. Although the majority of the Company’s operations are conducted in Israel and part of the Israeli expenses is currently paid in new Israeli shekels (“NIS”), most of the Company’s revenues and financing activities including revenues, loans, equity transactions and the U.S subsidiary’s operations are made in U.S. dollars. Therefore, the functional and reporting currency of the Company is the U.S. dollar.

BEINSYNC LTD.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)
The Company’s transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured into U.S. dollars in accordance with Statement of Financing Accounting Standards No. 52 “Foreign Currency Transactions” (“SFAS No. 52”). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

c.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible into cash when originally purchased with maturities of three months or less.

d.	Property and equipment:

Property and equipment are stated at cost net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers and peripheral equipment	33
Office furniture and equipment	6 - 15
Leasehold improvements	Over the shorter of the term of the
lease or the life of the asset
The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. As of December 31, 2007, no impairment losses have been identified.

e.	Severance pay:

The Company’s liability for severance pay is computed pursuant to Israel’s Severance Pay Law based on the most recent salary of the employee multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its employees is partly provided by monthly deposits with insurance policies and by an accrual.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon complying with the Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

BEINSYNC LTD. (A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)
f.	Revenue recognition:

The Company’s revenues are derived principally from licensing the right to use its software.

Revenues from software license sales are recognized when all criteria outlined in Statement of Position No.97-2 (“SOP No. 97-2”), “Software Revenue Recognition” as amended, are met. Revenues from software license are recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable, and collectibility is probable. The Company has not established substantive VSOE for undelivered elements and therefore revenues from license and maintenance are recognized ratably over the remaining term of the undelivered elements.

Deferred revenues include upfront payments received from customers, for which revenues have not yet been recognized.

Revenues from services are recognized on a straight-line basis over the term of the services agreement.

g.	Research and development costs:

Statement of Financial Accounting Standards (“SFAS”) 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

The Company does not incur material costs between technological feasibility and the point at which the products are ready for general release. Therefore, research and development costs are charged to the statement of operations as incurred.

h.	Income taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

BEINSYNC LTD. (A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)
i.	Accounting for stock-based compensation:

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), for periods beginning in fiscal 2006. The Company has applied the provisions of Staff Accounting Bulletin No. 107 (“SAB 107”) in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated income statement. Prior to the adoption of SFAS 123(R), the Company accounted for equity-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Prior to January 1, 2006, the Company applied the intrinsic value method of accounting for stock options as prescribed by APB 25, whereby compensation expense is equal to the excess, if any, of the quoted market price of the stock over the exercise price at the grant date of the award.

The Company adopted SFAS 123(R) using the prospective transition method, which requires the application of the accounting standard starting from January 1, 2006. As such, the Company continues to apply APB 25 in future periods to equity grants outstanding at the date of the SFAS 123(R) adoption. All share-based payments granted subsequent to January 1, 2006 are based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Results for prior periods have not been restated.

For all options granted after January 1, 2006, the Company recognizes compensation expenses for the value of its awards which have graded vesting based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option. The Company currently expect, based on an analysis of historical forfeitures an annual forfeiture rate of 12% to all options that are not vested. Ultimately, the actual expenses recognized over the vesting period will only be for those shares that vest.

BEINSYNC LTD. (A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)
The weighted-average estimated fair value of employee stock options granted during the 12 months ended December 31, 2007 was $ 0.16 respectively per share using the Black-Scholes option pricing model with the following weighted-average assumptions (annualized percentages):

Year ended
December 31, 2007
Dividend yield	0%
Expected volatility	73%
Risk-free interest	4.49%- 4.68%
Expected life	6.25 years
Forfeiture rate	12%
The Company is required to assume a dividend yield as an input in the Black-Scholes model. The dividend yield assumption is based on the Company’s historical experience and expectation of future dividend payouts and may be subject to substantial change in the future. The dividend yield used for the twelve months ended December 31, 2007 was 0%.

The computation of expected volatility is based on three years historical volatilities of peer group companies. As a result of the above-mentioned calculations, the volatility used for the twelve months ended December 31, 2007 was 73%.

The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life term of the Company’s options. Weighted average interest rate used for the twelve months ended December 31, 2007 was 4.67%.

The Company determined the expected life of the options according to the simplified method, midpoint between the vesting and the contractual term of the Company’s stock options. Expected life used for the twelve months ended December 31, 2007 was 6.25 years.

During 2007, the Company recognized stock-based compensation expense related to employee stock options in the amount of $ 40 as follows:

Year ended
December 31,
2007
Research and development	$13
Selling and marketing	2
General and administrative	25

Total Stock-based compensation expense	$40

BEINSYNC LTD. (A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)
j.	Fair value of financial instruments:

The following methods and assumptions were used by the Company in estimating their fair value disclosures for financial instruments:

The carrying amounts of cash and cash equivalents, trade receivables, other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

k.	Concentrations of credit risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

Cash and cash equivalents are invested in major banks in Israel and the United States. Management believes that minimal credit risk exists with respect to these investments.

The Company is subject to a minimal amount of credit risk related to its customers as revenues are primarily obtained through credit card sales. To date, the Company has not experienced any material bad debt losses.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

l.	Impact of recently issued accounting standards:

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (FIN) No 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 states that a tax benefit from an uncertain position may be recognized if it is “more likely than not” that the position is sustainable, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. The Company currently recognizes a tax position if it is probable of being sustained. FIN 48 is effective for non-public enterprises for fiscal years beginning after December 15, 2007. The Company believes that adoption of FIN 48 will not have a material effect on its operations and financial condition.

BEINSYNC LTD. (A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)
In September 2006, the FASB issued FASB No. 157, “Fair Value Measurements”. FASB 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. FASB 157 applies only to fair value measurements that are already required or permitted by other accounting standards. FASB 157 is effective for fiscal years beginning after November 15, 2007. In November 2007, FASB agreed to a one-year deferral of the effective date for nonfinancial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis. The Company is currently evaluating the impact of adopting the provisions of SFAS 157 for non-financial assets and liabilities that are recognized or disclosed on a non-recurring basis.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. SFAS No. 159 requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS no. 159 is effective for financial statements issued for the fiscal year beginning after November 15, 2007 and the interim periods thereafter, although earlier adoption is permitted. The adoption of SFAS No. 159 did not have any effect on its consolidated financial statements.

On December 21, 2007 the SEC staff issued Staff Accounting Bulletin No. 110 (SAB 110), which, effective January 1, 2008, amends and replaces SAB 107, “Share-Based Payment”. SAB 110 expresses the views of the SEC staff regarding the use of a “simplified” method in developing an estimate of expected term of “plain vanilla” share options in accordance with FASB Statement No. 123(R), “Share-Based Payment”. Under the “simplified” method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the “simplified” method, which was first described in Staff Accounting Bulletin No. 107, was scheduled to expire on December 31, 2007. SAB 110 extends the use of the “simplified” method for “plain vanilla” awards in certain situations. The SEC staff does not expect the “simplified” method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. The Company believes that adoption of SAB 110 will not have a material effect on its operations and financial condition.
NOTE 3:- OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

December 31,
2007
Government authorities	$12
Prepaid expenses and accounts receivable	18

$30

BEINSYNC LTD. (A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 4:- PROPERTY AND EQUIPMENT

Cost:
Computers and peripheral equipment	$174
Office furniture and equipment	27
Leasehold improvements	7

208

Accumulated depreciation:
Computers and peripheral equipment	139
Office furniture and equipment	9
Leasehold improvements	7

155

Depreciated cost	$53

Depreciation expense amounted to $ 36 for the year ended December 31, 2007.
NOTE 5:- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Employees and payroll accruals	$173
Accrued expenses	193
Related parties	10

$376

BEINSYNC LTD. (A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 6:- COMMITMENTS AND CONTINGENT LIABILITIES
Operating leases:

The Company rents its office under an operating lease agreement, which expires in February 2009. Aggregate minimum rental commitments under non-cancelable leases as of December 31, 2007, are as follows:

Year ended December 31,
2008	$119
2009	20

$139

Total rent expenses for the year ended December 31, 2007 were $ 102.
NOTE 7:- CONVERTIBLE LOAN
In May 2007 and January 2008, the Company raised an amount of $ 1,500 (First Loan Amount) and $ 500 (Second Loan amount), respectively, in the form of a convertible loan. The convertible loan will be automatically converted into Preferred shares upon the closing of a subsequent investment round of at least $ 2,000. The conversion price will be the price per share paid by investors participating in this future financing round with a discount of 20% for the First Loan Amount and 4% per month up to the maximum discount of 20% for the Second Loan amount.

In the event a closing of the next financing round is less than $ 2,000 then lenders shall be entitled to convert the entire then-outstanding loan amount plus interest accrued thereon into an equity investment in the Company, on the same terms and conditions applicable to the Financing Round, with the same discounts described above.

If an automatic conversion does not occur at any time prior to December 31, 2008, the majority lenders shall be entitled to request the borrower in writing to (a) either repay in full the then-outstanding loan amount plus interest accrued thereon or (b) convert the loan amount and the interest accrued thereon into shares of Series C Preferred shares issued a the Company’s last financing round.

The Company accounts for its convertible loan in accordance with APB 14 (Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants) and Emerging Issues Task Force (“EITF”) Issue No. 00-27 (Application of Issue No. 98-5 to Certain Convertible Instruments, “EITF 00-27”), with EITF Issue No. 00-19 (Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock). The Company has also considered EITF No. 05-2 (“The Meaning of Conventional Convertible Debt Instrument”) in the adoption of EITF 00-19.

The Company concluded that no bifurcation is required for the conversion option. According to EITF 00-27, as of the commitment date, the Company did not recognize any beneficial conversion feature since on the grant date the convertible loan investors did not have any conversion right.

See Note 11 for the conversion of the Convertible Loan in April 2008.

BEINSYNC LTD. (A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY
The share capital consists of Ordinary shares, Series A, Series A-1, Series B and Series C convertible Preferred shares of NIS 0.01 par value each:

	December 31, 2007
		Issued and
	Authorized	outstanding
Ordinary shares	22,117,057	3,160,871

Series A convertible Preferred shares	3,711,111	3,711,111
Series A-1 convertible Preferred shares	170,273	170,273
Series B convertible Preferred shares	5,118,499	4,899,760
Series C convertible Preferred shares	3,883,060	3,200,325

	35,000,000	15,142,340

Classes of shares:
a.	Ordinary shares:

Ordinary shares confer upon their holders voting rights, the right to receive cash and share dividends, and the right to share in excess assets upon liquidation of the Company, subject to the rights and privileges of the Preferred shares.

b.	Convertible Preferred shares:
1.	Dividend provisions:

The holders of Preferred C shares shall be entitled to receive out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Preferred B shares, Preferred A shares, Preferred A-1 shares and Ordinary shares of the Company, at a rate of 8% of the Series C Original Issue Price, per share per annum for each Preferred C share then held by them as adjusted for any Recapitalization Event (the “Preferred C Dividend Preference”). Such dividends shall not be cumulative and shall be paid only when and if declared by the Board of Directors. No dividend shall be paid on the Preferred B shares, Preferred A shares, Preferred A-1 shares and Ordinary shares or other securities of the Company having dividend rights junior to the Preferred C shares in any fiscal year unless (i) the aforementioned Preferred C Dividend Preference shall have been paid in full, and (ii) the holders of Preferred C shares participate in such dividend on the Preferred B shares, Preferred A shares, Preferred A-1 shares and Ordinary shares or other securities of the Company having dividend rights junior to the Preferred C shares on a pro rata, pari passu and no preference basis in proportion to the number of Ordinary shares held of record by each holder of Preferred shares.

BEINSYNC LTD. (A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)
Following payment of the Preferred C Dividend Preference in full, the holders of Series B convertible Preferred shares shall be entitled to receive out of any assets legally available therefore, non cumulative dividend at a rate of 8% of the Series B original issue price, per share per annum for each Series B convertible prior and in preference to any declaration or payment of any dividend on the Series A convertible Preferred shares, Series A-1 convertible Preferred shares and Ordinary shares of the Company when and as declared by the Board of Directors. No dividend shall be paid on the Series A convertible Preferred shares, Series A-1 convertible Preferred shares and Ordinary shares or other securities of the Company having dividend rights junior to the Series B convertible Preferred shares in any fiscal year unless (i) the aforementioned preferential dividends of the Series B convertible Preferred shares shall have been paid in full, and (ii) the holders of Series B convertible Preferred shares participate in such dividend on the Series A convertible Preferred shares, Series A-1 convertible Preferred shares and Ordinary shares or other securities of the Company having dividend rights junior to the Series B convertible Preferred shares on a pro rata, and no preference basis in proportion to the number of Ordinary shares held of record by each holder of convertible Preferred shares (assuming conversion of all Preferred shares into Ordinary shares).

2.	Liquidation preference:

In any liquidation event, subject to applicable law, all the assets of the Company legally available for distribution among the shareholders of the Company shall be distributed to them in the following order and preference:
a)	First, the holders of Preferred C shares shall be entitled to receive on a pro-rata basis, prior and in preference to any payments to any of the holders of any other classes of shares, by reason of their ownership thereof a per share distribution in the amount of one time the Series C Original Issue Price adjusted for any Recapitalization Event plus interest at a rate of 8% per annum on the Series C Original Issue Price, compounded annually from the date of issuance of each such share and until the Liquidation Event payment date plus all accumulated but unpaid dividends thereon prior to any payments to any of the holders of any other classes of shares (the “Preferred C Preference”). In the event that the assets of the Company available for distribution shall be insufficient to permit payment of the Preferred C Preference in full to all Preferred C shares, all of such assets shall be distributed ratably among the holders of the Preferred C shares in proportion to the Preferred C Preference each such holder would be otherwise entitled to receive.

BEINSYNC LTD. (A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)
b)	Second, following payment of the Preferred C Preference in full, the holders of the Preferred B shares, shall be entitled to receive, on a pro-rata basis, prior and in preference to any payments to the holders of Preferred A-1 shares, the holders of Preferred A shares, and the holders of Ordinary shares by reason of their ownership thereof a per share distribution in the amount of one time the Series B Original Issue Price, adjusted for any Recapitalization Event, plus interest at the rate of 8% per annum of the Series B Original Issue Price, compounded annually from the date of issuance of each such share and until the Liquidation Event payment date, plus any declared but unpaid dividends thereon (the “Preferred B Preference”). In the event that the assets of the Company available for distribution shall be insufficient to permit payment of the Preferred B Preference in full to all Preferred B shares, all of the remaining assets of the Company available for distribution following payment of the Preferred C Preference in full shall be distributed ratably among the holders of the Preferred B shares in proportion to the Preferred B Preference each such holder would be otherwise entitled to receive.

c)	Third, following payment of the Preferred B Preference in full, the holders of the Preferred A shares and Preferred A-1 shares shall be entitled to receive on a pro rata pari passu basis, prior and in preference to any payments to the holders of Ordinary shares by reason of their ownership thereof an amount per each Preferred A share and Preferred A-1 share equal to the respective Series A Original Issue Price or Series A-1 Original Issue Price, as applicable, as adjusted in case of any Recapitalization Event, plus interest at the rate of 8% per annum, of its respective Series A Original Issue Price or Series A-1 Original Issue Price, as applicable, compounded annually from: (i) the closing date (i.e. November 21, 2003) of the Series A share Purchase Agreement with respect to Preferred A shares and (ii) the date of issuance with respect to Preferred A-1 shares (i.e., December 30, 2003), and until the Liquidation Event payment date, plus any declared but unpaid dividends thereon, (“Preferred A Preference” and collectively with the Preferred C Preference and Preferred B Preference the “Preference”).

In the event that the assets of the Company available for distribution shall be insufficient to permit payment of the Preferred A Preference in full to all the Preferred A shares and Preferred A-1 shares, all of the remaining assets of the Company available for distribution following payment of the Preferred C Preference and the Preferred B Preference in full shall be distributed ratably among the holders of the Preferred A shares and Preferred A-1 shares in proportion to the Preferred A Preference each such holder would be entitled to receive. After the Preference is paid, the remaining assets (if any) shall be distributed to the holders of Preferred and Ordinary share pro rata (on an as converted basis).

BEINSYNC LTD.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)
d)	The distributable proceeds shall be distributed in accordance with distribution formula caps ascribed to the Preferred A, B and C shares.
3.	Conversion:

Each convertible Preferred share shall be convertible for no additional consideration, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary shares of the Company as is determined by the Company’s articles of association.

All Preferred shares shall automatically be converted into Ordinary shares for no additional consideration, at the applicable Conversion Price at the time in effect for such Preferred shares immediately prior to the earlier to occur of the following events: (i) immediately prior to and contingent upon the closing of a Qualified IPO, (ii) the date specified by written consent or agreement of the holders of the Required Majority (that shall include a majority of the Preferred C shares and a majority of the Preferred B shares).
c.	Issuance of shares:

On December 30, 2003, the Company signed an agreement with its shareholder according to which it raised capital in the amount of $ 162. The Company issued 170,273 Series A-1 convertible Preferred shares in consideration of the operating lease agreement for 24 months starting March 1, 2004.

On December 15, 2004 (“the Closing Date”), the Company signed a Series B convertible Preferred Share Purchase Agreement (“the 2004 Share Purchase Agreement”) with new investors, according to which the Company issued 3,645,654 Series B convertible Preferred shares for a consideration of $ 2,500, net of issuance expenses amounting to approximately $ 55.

According to the Share Purchase Agreement, during the period beginning six months following the Closing Date and ending 18 months following the Closing Date, if certain milestones will be achieved as determined in the Share Purchase Agreement, the Company shall have an option to require each of the investors to purchase and each of the investors shall have an option to require to sell additional Series B convertible Preferred shares as set for in the Share Purchase Agreement. As of December 31, 2007, these milestones were not achieved.

On December 17, 2004, the Company issued 1,711,111 Series A convertible Preferred shares upon a conversion of convertible loan from shareholders amounting to $ 770.

BEINSYNC LTD.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)
On October 2, 2005, the Company signed a supplement and amendment (“the Supplement”) to the 2004 Share Purchase Agreement according to which the Company issued an additional 1,254,106 Series B convertible Preferred shares for a consideration of $ 860, net of issuance expenses amounting to approximately $ 5.

In July 2006, the Company issued 3,200,325 Series C convertible Preferred shares for a consideration of $ 3,000, net of issuance expenses of $ 78.

In April 2008, as part of the Company’s sale to Phoenix, the convertible loan (see Note 7) plus its accrued interest thereon was converted into 2,160,221 C1 Preferred Shares and 620,868 C2 Preferred shares.

d.	Stock option plans:

Employee Share Option Plans:

In 2003, the Company’s Board of Directors authorized a stock option plan (“the Plan”), under which 1,868,186 options to purchase the Company’s Ordinary shares may be granted to employees, directors, officers, subcontractors and consultants of the Company. Each option granted under the Plan is exercisable until the earlier of 10 years from the date of the grant of the option or the expiration dates of the respective option plan. The exercise price of the options granted under the Plans generally may not be less than the nominal value of the shares into which such options are exercised. The options vest primarily over four years. Any options, which are forfeited or not exercised before expiration, become available for future grants.

A summary of the Company’s stock option activity and related information for the year ended December 31, 2007, is as follows:

			Weighted-
			average
		Weighted-	remaining	Aggregate
	Number of	average	contractual	intrinsic
	options	exercise price	term (in years)	value
Outstanding at January 1, 2007	665,263	$0.18
Granted	823,078	$0.25
Exercised	(71,559)	$—
Forfeited	(80,157)	$0.19

Outstanding at December 31,2007	1,336,625	$0.23	8.73	$258,591

Vested and expected to vest	1,208,094	$0.2	8.71	$238,095

Exercisable at December 31,2007	239,416	$0.09	7.74	$75,108

BEINSYNC LTD.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)
The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the fair market value of the Company ordinary shares on December 31, 2007 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2007.

As of December 31, 2007, there was $ 143 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 3 years.

The options outstanding as of December 31, 2007, have been separated into exercise price categories, as follows:

					Weighted
	Options	Weighted		Options	average
	outstanding	average	Weighted	exercisable	exercise
Range of	as of	remaining	average	as of	price of
exercise	December 31,	contractual	exercise	December 31,	options
price	2007	life (years)	price	2007	exercisable
$0-0.094	229,561	7.25	$0.03	165,812	$0.02
$0.25	1,107,064	9.04	$0.25	73,604	$0.25

	1,336,625		$0.23	239,416	$0.09

d.	Warrants:

In November 2005, a certain venture lender and the Company signed a loan facility agreement (“the November 2005 Agreement”) in the gross amount of $ 1,000. The loan bears interest at an annual rate of 12.5%, and is to be repaid in 36 equal monthly installments (the last installment is scheduled in December 2008). Upon signing the November 2005 Agreement, the Company issued to the lender detachable warrants to purchase 218,739 of Series B Convertible Preferred shares of the Company, at an exercise price equal to approximately $ 0.69 per share. The warrants were issued due to the three months loan facility period that was given to the Company.

The Company calculated the fair value of these warrants, using the Black-Scholes Option Valuation Model with the following weighted-average assumptions: expected volatility of 80%, risk free interest rate of 4.49%, dividend yield of 0% and a weighted-average expected life of the warrants of 9 years. Accordingly, the amount of $ 122, attributed to the issuance of warrants, was recorded as deferred charge against additional paid in capital. The deferred charge was amortized over the contractual life of the loan facility and was included in the statements of operations as financial expense.

BEINSYNC LTD.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)
e.	In October 2006, the Company granted to the Tmura Fund (a non-profit organization) a warrant to purchase 68,723 Ordinary shares of the Company of NIS 0.01 nominal value each. The purchase price per each Ordinary share purchasable by the holder upon the exercise of this warrant shall equal $ 0.25.

This warrant may be exercised, in whole or in part, immediately prior to (i) the consummation of an initial public offering of the Company’s securities, or (ii) a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or shares of the Company. No compensation expenses were recorded as of December 31, 2007.

f.	See Note 11 for the conversion of the convertible Preferred shares into ordinary shares.
NOTE 9:- TAXES ON INCOME
a.	Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli Consumer Price Index (“CPI”). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (“the law”):

The Company has been granted the status of an “Approved Enterprise” for its production facilities in Israel, under the abovementioned Law. The main benefit arising from such status is the reduction in tax rates on income derives from the “Approved Enterprise”.

According to the provisions of the law, its income from the “Approved Enterprise” will be tax-exempt for a period of two years, and subject to an additional period of five years of reduced tax rates of 10%-25% (based on the percentage of foreign ownership in each taxable year).

If a dividend is distributed out of such tax-exempt profits deriving from the “Approved Enterprise”, the Company will be liable to corporate tax on the distributed tax-exempt profit at the rate of 10%-25%.

The period of tax benefits described above is subject to limits of 12 years from the commencement of production, or 14 years from the approval date, whichever is earlier.

BEINSYNC LTD.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 9:- TAXES ON INCOME (Cont.)
Income from sources other than the “Approved Enterprise” during the benefit period will be subject to the tax at the regular rate.

As of December 31, 2007, the Company did not utilize any of the aforementioned tax benefits, and it is in compliance with all the conditions required by law.

c.	Tax rates:

On July 25, 2005, the Knesset (Israeli Parliament) approved the Law of the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among others, a gradual decrease in the corporate tax rate in Israel to the following tax rates: 31%, in 2007 — 29%, in 2008 — 27%, in 2009 — 26% and in 2010 and thereafter — 25%.

d.	Net operating losses carryforward:

Through December 31, 2007, the Company had net operating carryforward losses of approximately $ 9,166 which can be carried forward and offset against taxable income in the future, for an indefinite period. The Company provided a 100% valuation allowance against the deferred tax assets in respect of its tax losses carryforward and other temporary differences due to uncertainty concerning its ability to realize these deferred tax assets in the foreseeable future.
NOTE 10:- TRANSACTIONS AND BALANCES WITH RELATED PARTIES
a.	Balances with related parties:

December 31,
2007
Current liabilities	$171

b.	Transactions with related parties:

Year ended
December 31,
2007
Research and Development expenses	$143
General and Administrative expenses	22

$165

BEINSYNC LTD.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands
NOTE 10:- TRANSACTIONS AND BALANCES WITH RELATED PARTIES (Cont.)
The majority of the current liabilities are due to management and technology services agreements that were signed in July 2006 with two service providers who are also two of the Company’s founders and major shareholders (“Related Parties”). According to these agreements, part of their services fees in 2006 and 2005 in a total amount $ 70, each, were delayed to an event of a future merger, acquisition, IPO or equity investment. As part of the Company’s sell (see Note 11), the Company recognized a provision in a total amount of $ 140 to the Related Parties.

In December 2004, the Company signed a technology service agreement with one of the Related Parties, based on which the service provider is entitled to a monthly fee in a total amount of approximately $ 10. The expenses are recorded as research and development expenses.

In January 2007, the Company signed a management service agreement, for a period of six months, with one of the Related Parties, based on which the service provider is entitled to a monthly fee in a total amount of approximately $ 3. The expenses are recorded as general and administrative expenses.

In addition to their monthly fees, the Related Parties are entitled to a bonus in a total amount of approximately $ 90 each, which shall be payable when the Company’s operating cash flow shall either be positive or at a break even point.
NOTE 11:- SUBSEQUENT EVENTS — UNAUDITED
a.	In April 30, 2008, Phoenix acquired all of the outstanding shares of the Company, for an aggregate amount of approximately $ 22,000, plus or minus the consolidated adjusted current assets less total liabilities of the Company at the closing of the transaction, of which 85% will be paid in cash and 15% will be paid in Phoenix shares to be placed in escrow for one year.

b.	The convertible loan plus its accrued interest thereon in the total amount of $ 2,132 ($ 1,620 for First Loan Amount and $ 512 for Second Loan amount) was converted to 2,160,221 C1 Preferred shares and 620,868 C2 Preferred shares with discounts of 20% and 12% for the First Loan Amount and the Second Loan amount, respectively.

c.	As part of the Company’s sale, 844,924 unvested in-the-money options, with an average exercise price of $ 0.21 per share and with related vesting period from May, 2008 through October 2010 had been accelerated. The other unvested options were forfeited.

d.	Following the Company’s sale, all of the Company’s convertible Preferred shares were converted into Ordinary shares by dividing the applicable original issue price of such convertible Preferred shares by the applicable conversion price of such equities.